Exhibit 99.1

Citius Oncology, Inc. Reports Fiscal Second Quarter 2026 Financial Results and Provides Business Update

$5.6 million in net revenue for the first half of fiscal 2026 as LYMPHIR® launch progresses

Up to $36.5 million in debt and equity capital secured

Broad payer coverage established with no reimbursement denials

83% of target accounts on formulary or in review

CRANFORD, N.J., May 15, 2026 – Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), the oncology-focused subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”) (Nasdaq: CTXR), today reported financial results for the fiscal second quarter ended March 31, 2026, and provided a business update.

“LYMPHIR’s commercial launch gives us confidence in the trajectory ahead. In the first six months of fiscal 2026, which includes only four months of commercial sales since LYMPHIR’s December 2025 launch, we generated $5.6 million in net revenue at gross margins of approximately 80%. This reflects initial orders by distributors during the first quarter, and subsequent reorders during the second quarter as we begin to see increased institutional demand for the therapy. As leading medical centers continue to add LYMPHIR to formulary and we build out our sales force, we believe we are moving through the expected transition from initial channel fill to sustained treatment-driven demand. We have achieved strong institutional penetration for a newly launched specialty therapy, with 83% of our target accounts having added LYMPHIR or actively progressing it through formulary review. Payer coverage has expanded to near 100% of covered commercial lives, with no reimbursement denials reported to date,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology and Citius Pharma.

“With market access efforts underway, our focus is on establishing LYMPHIR’s position in the CTCL treatment journey. The financing we secured, subsequent to quarter end, is the catalyst that provides us with resources to complete the buildout of our commercial field force. We expect to have the full commercial team deployed by mid-summer. We have ample finished goods and work-in-process inventory on hand to support anticipated commercial demand for the foreseeable future. A fully staffed sales organization, reinforced by broad market access and sufficient inventory to support anticipated demand, is how we plan to drive continued momentum. The fundamentals of a successful specialty pharmaceutical launch, which include strong formulary and payer access, a funded commercial buildout, and healthy margins, are all moving in the right direction,” added Mazur.

“Building on the commercial foundation we are establishing in the U.S., we have initiated our first European shipment as part of the international distribution agreements we have in place across 19 markets in Southern Europe, the Middle East, and additional Western and Eastern European territories. At the same time, we continue to strengthen LYMPHIR’s long-term value proposition through our support of clinical evidence generation. Recent preliminary topline Phase 1 investigator-initiated trial data reinforce the immuno-oncology rationale for LYMPHIR in combination settings, including its T-regulatory cell (Treg) depletion mechanism, and we look forward to additional data readouts in the future. Together, these execution milestones and data-driven catalysts reinforce our view that LYMPHIR can be developed beyond U.S. CTCL as a platform asset in combination regimens. We look forward to sharing continued positive momentum as LYMPHIR establishes itself as a meaningful new option in the treatment of relapsed or refractory CTCL, and we remain confident in its broader long-term commercial potential,” concluded Mazur.

Fiscal Second Quarter 2026 Business Highlights and Subsequent Developments

●	Advanced formularly inclusion with 83% of target accounts having added or actively progressing LYMPHIR through formulary review;

●	Secured near 100% of covered commercial lives; no reimbursement denials or prior authorization barriers reported;

●	Initiated community infusion center penetration, with patients beginning to transition from larger academic cancer centers, a critical next phase of commercial scaling;

●	Initiated shipment of LYMPHIR to Europe, with LYMPHIR being made available through Named Patient Programs (NPPs) per local regulations;

●	Continued deployment of a proprietary AI-powered machine learning platform to support targeted physician engagement and efficient penetration of the highly concentrated CTCL prescriber base;

●	Recruited and trained initial field sales team, with expanded field force recruitment underway;

●	Announced positive topline results from two investigator-initiated Phase 1 studies evaluating LYMPHIR in combination settings, including:

○	Phase 1 trial of LYMPHIR in combination with pembrolizumab (KEYTRUDA®) in patients with recurrent or refractory gynecologic cancers, including ovarian and endometrial malignancies;

○	Phase 1 trial of LYMPHIR administered prior to CAR-T therapy in patients with high-risk relapsed or refractory diffuse large B-cell lymphoma (DLBCL), with positive topline safety and efficacy results; and,

●	Initiated evaluation of new bulk drug substance (BDS) suppliers with letter of intent with a new contract manufacturing organization (CMO) expected by the end of June 2026; $22.7 million of finished goods and work-in-process inventory as of March 31, 2026 to support anticipated commercial demand during the transition;

Fiscal Second Quarter 2026 Financial Highlights and Subsequent Developments

●	Cash and cash equivalents of $2.6 million as of March 31, 2026, prior to the up to $36.5 million concurrent debt and equity financings that closed in early May 2026;

●	Secured up to $36.5 million in combined financing subsequent to quarter end, consisting of:

○	a senior secured term loan facility of up to $25 million from Avenue Venture Opportunities Fund II, L.P. (Avenue Capital Group), with $10 million funded at close on May 6, 2026, up to $7 million available beginning October 1, 2026 subject to revenue and liquidity milestones, and up to $8 million available beginning January 1, 2027 subject to additional revenue milestones; and,

○	approximately $11.5 million in gross proceeds received May 5, 2026 from the exercise of certain outstanding warrants; and,

●	Net product revenues of $1.7 million for the three months ended March 31, 2026, compared to no revenue for the three months ended March 31, 2025; and $5.6 million for the six months ended March 31, 2026, compared to no revenue for the six months ended March 31, 2025;

●	Gross profit of $1.3 million (80% margin) for the three months ended March 31, 2026, and $4.5 million (80% margin) for the six months ended March 31, 2026;

●	R&D expenses of $1.1 million for the three months ended March 31, 2026, compared to $3.1 million for the three months ended March 31, 2025; and $2.1 million for the six months ended March 31, 2026, compared to $4.4 million for the six months ended March 31, 2025;

●	G&A expenses of $23.6 million for the three months ended March 31, 2026, compared to $2.2 million for the three months ended March 31, 2025, primarily driven by the $19.7 million one-time CMO contract cancellation charge. G&A expenses were $26.5 million for the six months ended March 31, 2026, compared to $5.6 million for the six months ended March 31, 2025;

●	Stock-based compensation expense of $3.5 million for the three months ended March 31, 2026, compared to $2.1 million for the three months ended March 31, 2025; and $7.5 million for the six months ended March 31, 2026, compared to $3.9 million for the six months ended March 31, 2025;

●	Recognized a gain of $1.76 million from the sale of New Jersey state net operating losses under the New Jersey Technology Business Tax Certificate Transfer Program; and,

●	Net loss of $26.6 million for the three months ended March 31, 2026, compared to a net loss of $7.7 million for the three months ended March 31, 2025; and a net loss of $32.1 million for the six months ended March 31, 2026, compared to a net loss of $14.4 million for the six months ended March 31, 2025.

Fiscal Second Quarter 2026 Financial Results:

Liquidity

As of March 31, 2026, the Company had $2.6 million in cash and cash equivalents.

Subsequent to quarter end, on May 5, 2026, the Company received approximately $11.5 million in gross proceeds from the exercise of certain outstanding warrants, and on May 6, 2026, the Company funded $10 million in gross proceeds under the first tranche of a senior secured term loan facility with Avenue Capital Group providing access to up to $25 million in total gross proceeds.

We plan to continue to partially rely on funding from Citius Pharma, to raise capital through equity and debt financings, and to generate revenue from sales of LYMPHIR. We also have retained Jefferies LLC as our exclusive financial advisor in evaluating strategic alternatives aimed at maximizing shareholder value.

After giving effect to the May 2026 equity and debt financings, we expect that Citius Oncology and Citius Pharma collectively will have sufficient funds to continue operations through November 2026.

Net Revenue

Net product revenues were $1.7 million for the three months ended March 31, 2026, compared to no revenue for the three months ended March 31, 2025. For the six months ended March 31, 2026, net product revenues were $5.6 million, compared to no revenue for the six months ended March 31, 2025.

The Company launched LYMPHIR in December 2025. The quarterly decrease in product revenues is primarily attributable to larger initial orders in the quarter ended December 31, 2025, as US distributors established their initial inventories. We believe that revenues will increase in the future as LYMPHIR gains market acceptance and initial accounts continue placing repeat orders. At the end of April 2026, we announced an initial shipment of LYMPHIR to Europe.

Research and Development (R&D) Expenses

R&D expenses were $1.1 million for the three months ended March 31, 2026, compared to $3.1 million for the three months ended March 31, 2025, a decrease of $2.0 million. For the six months ended March 31, 2026, R&D expenses were $2.1 million, compared to $4.4 million for the six months ended March 31, 2025, a decrease of $2.3 million. The decrease in both periods primarily reflects reduced clinical development activity, as the prior-year periods included costs for a pre-license inspection batch of LYMPHIR previously manufactured.

General and Administrative (G&A) Expenses

G&A expenses were $23.6 million for the three months ended March 31, 2026, compared to $2.2 million for the three months ended March 31, 2025, an increase of $21.4 million. For the six months ended March 31, 2026, G&A expenses were $26.5 million, compared to $5.5 million for the six months ended March 31, 2025, an increase of $21.9 million. The increase in both periods was primarily driven by a $19.7 million one-time contract cancellation charge related to the CMO termination recognized in March 2026.

Stock-based Compensation Expense

Stock-based compensation expense was $3.5 million for the three months ended March 31, 2026, compared to $2.1 million for the three months ended March 31, 2025. For the six months ended March 31, 2026, stock-based compensation was $7.5 million, compared to $3.9 million for the six months ended March 31, 2025.

Net Loss

Net loss was $26.6 million for the three months ended March 31, 2026, compared to $7.7 million for the three months ended March 31, 2025, an increase of $18.9 million. For the six months ended March 31, 2026, net loss was $32.1 million, compared to $14.4 million for the six months ended March 31, 2025, an increase of $17.7 million. The increase in net loss for the three-month period was primarily attributable to the $19.7 million CMO contract cancellation charge, partially offset by $1.7 million in LYMPHIR revenues and the $1.76 million gain on the sale of New Jersey net operating losses.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma owns approximately 71% of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "plan," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to obtain, perform under and maintain financing, strategic and third party agreements and relationships, including obtaining a new bulk drug substance supplier; our ability to regain compliance with Nasdaq’s continued listing standards; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to secure strategic partnerships and expand international access to LYMPHIR; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; risks relating to the results of research and development activities, including those from any new pipeline assets; our ability to procure cGMP commercial-scale supply; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

– Financial Tables Follow –

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2026	September 30, 2025
Current Assets:
Cash and cash equivalents	$2,632,634	$3,924,908
Accounts receivable, net of allowances	1,079,055	—
Inventory	22,659,590	22,286,693
Prepaid expenses	3,052,387	1,331,280
Total Current Assets	29,423,666	27,542,881

Other Assets:
In-process research and development, net of accumulated amortization	71,106,250	73,400,000
Deferred financing costs	169,252	—
Total Other Assets	71,275,502	73,400,000

Total Assets	$100,699,168	$100,942,881
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,883,239	$13,234,684
License payable	17,650,000	22,650,000
Accrued expenses	24,057,573	4,093,124
Due to related party	8,221,486	9,513,771
Total Current Liabilities	58,812,298	49,491,579

Deferred tax liability	2,817,990	2,784,960
Note payable to related party	3,800,111	3,800,111
Total Liabilities	65,430,399	56,076,650
Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 400,000,000 shares authorized at March 31, 2026 and September 30, 2025; 92,981,204 and 83,513,442 shares issued and outstanding at March 31, 2026 and September 30, 2025, respectively	9,298	8,351
Additional paid-in capital	131,443,191	108,897,836
Accumulated deficit	(96,183,720)	(64,039,956)
Total Stockholders’ Equity	35,268,769	44,866,231
Total Liabilities and Stockholders’ Equity	$100,699,168	$100,942,881

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND Six Months Ended March 31, 2026 and 2025

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025
Revenues	$1,667,298	$—	$5,611,409	$—
Cost of revenues	(328,878)	—	(1,118,086)	—
Gross Profit	1,338,420	—	4,493,323	—

Operating Expenses
Research and development	1,079,354	3,139,413	2,097,706	4,403,921
Amortization of in-process research and development	1,720,312	—	2,293,750	—
General and administrative	23,625,639	2,243,327	26,484,978	5,565,306
Stock-based compensation – general and administrative	3,526,710	2,088,572	7,482,760	3,897,050
Total Operating Expenses	29,952,015	7,471,312	38,359,194	13,866,277

Operating Loss	(28,613,595)	(7,471,312)	(33,865,871)	(13,866,277)

Other Income (Expense)
Interest income	43,721	—	72,009	—
Gain on sale of New Jersey net operating losses	1,762,000	—	1,762,000	—
Interest expense	(33,031)	—	(78,872)	—
Total Other Income	1,772,690	—	1,755,137	—

Loss before Income Taxes	(26,840,905)	(7,471,312)	(32,110,734)	(13,866,277)
Income tax expense (benefit)	(231,210)	264,240	33,030	528,480

Net Loss	$(26,609,695)	$(7,735,552)	$(32,143,764)	$(14,394,757)

Net Loss Per Share - Basic and Diluted	$(0.27)	$(0.11)	$(0.34)	$(0.20)

Weighted Average Common Shares Outstanding
Basic and diluted (includes pre-funded warrants from the December 2025 offering)	100,027,204	71,552,402	93,657,757	71,552,402

CITIUS ONCOLOGY, INC.

Condensed Consolidated STATEMENTS OF CASH FLOWS

FOR THE Six Months Ended March 31, 2026 and 2025

(Unaudited)

	2026	2025
Cash Flows From Operating Activities:
Net loss	$(32,143,764)	$(14,394,757)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	7,482,760	3,897,050
Amortization of in-process research and development	2,293,750	-
Deferred income tax expense	33,030	528,480
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(1,079,055)	-
Inventory	(372,897)	(7,070,487)
Prepaid expenses	(1,721,107)	-
Accounts payable	(4,351,445)	3,964,688
Accrued expenses	19,964,449	8,722,168
Due to related party	(1,292,285)	4,352,858
Net Cash (Used In) Provided By Operating Activities	(11,186,564)	-
Cash Flows From Investing Activities
License payments	(5,000,000)	-
Net Cash Used In Investing Activities	(5,000,000)	-
Cash Flows From Financing Activities
Deferred financing costs	(169,252)	-
Net proceeds from issuance of common stock	15,063,542	-
Net Cash Provided by Financing Activities	14,894,290	-
Net Change in Cash and Cash Equivalents	(1,292,274)	-
Cash and Cash Equivalents – Beginning of Period	3,924,908	112
Cash and Cash Equivalents – End of Period	$2,632,634	$112
Supplemental Disclosures of Cash Flow Information and Non-cash Transactions:
Interest Paid	$14,460	$-